UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2008

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in a Form 8-K filed with the SEC on June 15, 2007, each of the executive officers of Western Digital Corporation (the "Company") is eligible to receive a bonus award under the Company’s Incentive Compensation Plan (the "ICP") in an amount ranging from 0% to 200% of the executive’s target bonus for the six-month period ended December 28, 2007 based upon the Company’s performance during such period as measured against pre-established earnings per share goals, and subject to upward or downward adjustment in the discretion of the Compensation Committee of the Board of Directors depending upon the executive’s individual and business group’s performance. On January 21, 2008, after consideration of the Company’s earnings per share results for the six-month period ended December 28, 2007, the Compensation Committee authorized funding of the ICP in an amount equal to 200% of each executive’s target bonus for that six-month period.

In addition, in recognition of the management team’s performance and contribution to (i) the Company’s favorable financial performance during the six-month period ended December 28, 2007, (ii) achievement of significant technology milestones and (iii) the fact that WD Media reached accretion during the December quarter ahead of the Company’s expectations, Mr. Coyne recommended and the Compensation Committee approved an additional bonus of $84,375 for Mr. Leyden, an additional bonus of $75,000 for Mr. Moghadam, and an additional bonus of $75,000 for Mr. Bukaty.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

January 25, 2008	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary